SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[ ]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                              CENTRAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

      1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5. Total fee paid:

         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------

      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3. Filing Party:

         -----------------------------------------------------------------------

      4. Date Filed:

         -----------------------------------------------------------------------

                     [LETTERHEAD OF CENTRAL BANCORP, INC.]

                                 August __, 2002


                            IMPORTANT ANNUAL MEETING
                               SEPTEMBER 30, 2002

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Central Bancorp, Inc. (the "Company"), I cordially invite you to attend the 2002 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at
______________________,  _____________________,  __________,  Massachusetts,  on
Monday, September 30, 2002 at __:__ _.m. Accompanying this letter are a Notice of Annual Meeting and a Proxy Statement describing the business to be transacted, and a copy of the Company's Annual Report. Please review these materials carefully.

     At the Annual Meeting, you will be asked to re-elect three directors nominated by the Board of Directors. The Board of Directors unanimously recommends that you vote FOR its nominees. During the meeting, we will report on the operations of the Company. Directors and officers of the Company as well as a representative of KPMG LLP will be present to respond to any questions stockholders may have.

     Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed WHITE proxy card and mail it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. PLEASE SIGN, DATE AND PROMPTLY MAIL THE WHITE PROXY
                                                                     -----
CARD TODAY. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE YOUR SHARES AS SOON AS POSSIBLE.

     Your continued interest and support of Central Bancorp, Inc. are sincerely appreciated.

                                 Sincerely,


                                 John D. Doherty
                                 President and Chief Executive Officer



         IF YOU HAVE ANY QUESTIONS OR NEED FURTHER ASSISTANCE IN VOTING
                            YOUR SHARES, PLEASE CALL:

                   GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
                 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004
                          CALL TOLL FREE (866) 367-5518

                              CENTRAL BANCORP, INC.
                               399 HIGHLAND AVENUE
                         SOMERVILLE, MASSACHUSETTS 02144

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 2002


     Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Central Bancorp, Inc. (the "Company") will be held at ___________________________, ____________________, __________, Massachusetts on
Monday, September 30, 2002 at __:__ _.m.

     A White Proxy Card and a Proxy Statement for the Annual Meeting are enclosed herewith.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of three directors of the Company; and

          2. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on August __, 2002 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

         Whether or not you expect to be present at the Annual Meeting, please sign and date the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have signed an earlier proxy.

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE ENCOURAGED TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN WHITE PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES
                -----
ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       RHODA K. ASTONE
                                       SECRETARY AND CLERK
Somerville, Massachusetts
August __, 2002

                              CENTRAL BANCORP, INC.
                               399 HIGHLAND AVENUE
                         SOMERVILLE, MASSACHUSETTS 02144
                                 (617) 628-4000

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 30, 2002


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy  Statement  and the enclosed  white Proxy Card are  furnished in
                                              -----
connection with the solicitation of proxies by the Board of Directors of Central Bancorp, Inc. ("Central" or the "Company"), the holding company for Central Co-operative Bank (the "Bank"), to be used at the Company's 2002 Annual Meeting of Stockholders (hereinafter called the "Annual Meeting") which will be held at ________________________, __________________, __________, Massachusetts, on
Monday, September 30, 2002 at __:__ _.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about August __, 2002.

--------------------------------------------------------------------------------
                           VOTING AND PROXY PROCEDURES
--------------------------------------------------------------------------------

WHO CAN VOTE AT THE ANNUAL MEETING

     You are only entitled to vote at the Annual Meeting if the Company's records show that you held shares of Central's common stock, $1.00 par value (the "Common Stock") as of the close of business on August __, 2002 (the "Record Date"). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of _________ shares of Common Stock were outstanding. Each share of Common Stock has one vote.

VOTING BY PROXY

     The Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed WHITE proxy card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a WHITE proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF ITS NOMINEES FOR DIRECTOR.

     If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will vote your shares as determined by a majority of the Board of Directors. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the proxy card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

     You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company's Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

     If you hold your Common Stock in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

     IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT OUR PROXY SOLICITOR, GEORGESON SHAREHOLDER COMMUNICATIONS, INC., AT (866) 367-5518.

PARTICIPANTS IN THE CENTRAL CO-OPERATIVE BANK ESOP

     If you are a participant in the Central Co-operative Bank Employee Stock Ownership Plan (the "ESOP"), you will receive a voting instruction form that reflects all shares you may vote under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as the shares for which the trustees have received timely voting instructions. The deadline for returning your voting instruction form to the ESOP trustees is ________ ____, 2002.

VOTE REQUIRED

     The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.


--------------------------------------------------------------------------------
                     PRINCIPAL HOLDERS OF VOTING SECURITIES
--------------------------------------------------------------------------------

     Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). Based on such reports and other information which management believes to be correct, management knows of no persons, except as listed below, who owned more than 5% of the outstanding shares of Common Stock as of the Record Date.

     The following table sets forth certain information as to those persons who were the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock.

                                                                                     PERCENT OF SHARES
NAME AND ADDRESS                                      AMOUNT AND NATURE               OF COMMON STOCK
OF BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP (1)            OUTSTANDING (2)
-------------------                               ------------------------            ---------------

John D. Doherty
Joseph R. Doherty
Joseph R. Doherty Family Limited
   Partnership, L.P.
399 Highland Avenue
Somerville, Massachusetts  02144                              202,205  (3)              12.19%

Central Co-operative Bank
   Employee Stock Ownership Plan Trust
399 Highland Avenue
Somerville, Massachusetts  02144                              184,636  (4)              11.31%

Jeffrey L. Gendell
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
200 Park Avenue, Suite 3910
New York, New York 10166                                      161,400  (5)              9.88%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401                               102,400                   6.27%

Financial Edge Fund, L.P.
Financial Edge - Strategic Fund, L.P.
Goodbody/PL Capital, L.P.
PL Capital, LLC
Goodbody/PL Capital LLC
John Wm. Palmer
Richard J. Lashley
Garrett Goodbody
20 East Jefferson Avenue, Suite 22
Naperville, Illinois  60540
Richard Fates
95 Rock Maple Avenue
Hamilton, Massachusetts  01982                                155,368  (6)              9.52%

______________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock as to which he or she has sole or shared voting or investment power, or has a right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Unless otherwise indicated, the listed persons have direct ownership and sole voting and dispositive power.
(2) For purposes of calculating percentage ownership, the number of shares of Common Stock outstanding includes any shares which the beneficial owner has the right to acquire within 60 days of the Record Date.
(3) Includes 12,661 shares of Common Stock allocated to the account of John D. Doherty in the ESOP. Each of John D. Doherty, Joseph R. Doherty and the Joseph R. Doherty Family Limited Partnership, L.P. disclaims beneficial ownership of any shares held by the other.
(4) Of the shares beneficially owned by the Central Co-operative Bank Employee Stock Ownership Plan Trust ("ESOP"), 121,099 shares have been allocated to participating employees over which shares Directors Boulos and Kenney, as co-trustees of the ESOP (the "ESOP Trustees"), may be deemed to have shared voting and sole investment power, and 63,537 shares have not been allocated, as to which shares the ESOP Trustees generally would vote in the same proportion as voting directions received from voting ESOP participants.
(5) According to their statement on Schedule 13G as amended January 22, 2002, each of the reporting persons shares voting and dispositve power over the listed shares.
(6) According to Amendment No. 7 to their Schedule 13D, filed July 12, 2002, includes 113,900 and 23,200 shares owned by Financial Edge Fund, L.P. and Financial Edge-Strategic Fund, L.P., respectively, whose general partner is PL Capital, LLC of which Messrs. Palmer and Lashley are the managing members, 12,168 shares held by Goodbody/PL Capital, L.P. whose general partner is Goodbody/PL Capital, LLC of which Messrs. Palmer, Lashley and Goodbody are the managing members and 600, 5,000 and 500 shares beneficially owned by Messrs. Lashley, Goodbody and Fates, respectively, in their individual capacities.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is currently composed of eight members. Under the Company's Articles of Organization and Bylaws, Directors are divided into three classes, with one class standing for election for a three-year term at each Annual Meeting. Three directors will be elected at the Annual Meeting, each to serve for a three-year period or until their respective successors have been elected and qualified. The Nominating Committee of the Board of Directors has nominated Directors Marat E. Santini, John F. Gilgun, Jr. and John G. Quinn for re-election as directors, all to serve for a three-year term. Directors are elected by a plurality of all votes cast.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF MARAT E. SANTINI, JOHN F. GILGUN, JR. AND JOHN G. QUINN AS DIRECTORS OF THE COMPANY.

     Proxies solicited by the Board of Directors will be voted for the re-election of the above named nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend or the Board may also decide to reduce the number of Directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth for each Board nominee and for each director continuing in office, their name, age, the year he or she first became a director of the Bank, which is the Company's principal operating subsidiary, and the year of expiration of their present term. For information regarding Common Stock beneficially owned by directors, see "Security Ownership of Management." All persons were appointed as directors of the Company in 1998 in connection with the incorporation and organization of the Company, except for John G. Quinn who was elected to the Board of Directors in 1999 and Nancy D. Neri, who was appointed to the Board of Directors in 1999. Each director of the Company is also a member of the Board of Directors of the Bank

                                                         YEAR FIRST
                                                         ELECTED OR             PRESENT
                                   AGE AS OF             APPOINTED              TERM TO
NAME                              RECORD DATE             DIRECTOR               EXPIRE
----                              -----------            -----------            -------
                BOARD NOMINEES FOR TERMS TO EXPIRE IN 2005

Marat E. Santini                      77                    1972                  2002
John F. Gilgun, Jr.                   78                    1987                  2002
John G. Quinn                         39                    1999                  2002

                      DIRECTORS CONTINUING IN OFFICE

Joseph R. Doherty                     78                    1958                  2003
Terence D. Kenney                     86                    1975                  2003
Nancy D. Neri                         46                    1999                  2003
Gregory W. Boulos                     45                    1998                  2004
John D. Doherty                       44                    1983                  2004

     In addition to the Board's nominees, a stockholder has publicly stated an intention to nominate Garrett Goodbody, Sharon, Connecticut, and Richard Fates, Hamilton, Massachusetts, for election as directors at the Annual Meeting.

     Presented below is certain information concerning each of the Board's nominees and Directors continuing in office. Unless otherwise stated, all such nominees and Directors have held the positions listed for at least the last five years.

     MARAT E. SANTINI was the Office Manager of Santini Inc., a general construction contractor located in Arlington, Massachusetts, until January 31, 1990. He is now retired and acts as a consultant to Santini Inc.

     JOHN F. GILGUN, JR., is the sole owner of the John F. Gilgun Agency, a real estate agency located in Woburn, Massachusetts. He is a member of the Woburn Lodge of Elks and the American Legion. Mr. Gilgun is the former Mayor of the City of Woburn, Massachusetts.

     JOHN G. QUINN has been the President of Quinn Printing Company, Inc., a printing and graphics firm located in Newton, Massachusetts, since 1990. He is a member of Catholic Charities, the Genesis Fund, the Art Institute of Boston, the Treasurers Club of Boston, the Financial Executives Institute of Boston, Printing Industry of New England, Printing Industry of America and the Small Business Association of New England. Mr. Quinn is also active in Tenacity, a non-profit program for inner-city youth, and Coats for Kids.

     JOSEPH R. DOHERTY served as President of the Bank from 1958 until April 1986. From April 1986 until March 31, 1992, Mr. Doherty served as Chairman of the Board of Directors and Chief Executive Officer, responsible for guiding the overall operations of the Bank. As of March 31, 1992, Mr. Doherty retired as Chief Executive Officer of the Bank, although he remains Chairman of the Board. Mr. Doherty is the father of Bank President and Chief Executive Officer, John D. Doherty.

     TERENCE D. KENNEY was Senior Vice President of the Bank from 1975 to September 1986. He recently retired as Chairman of the Board of Assessors of the City of Woburn, Massachusetts, a post he had held for 23 years. Mr. Kenney is a member of the Woburn Elks Lodge, the Woburn Knights of Columbus and Woburn Kiwanis Club.

     NANCY D. NERI is the  President  and  Funeral  Director  for the  George L.
Doherty   Funeral   Service,   Inc.,  a  funeral  home  located  in  Somerville,
Massachusetts.

     GREGORY W. BOULOS is a partner in CB Richard Ellis/The Boulos Company of Portland, Maine, which is Maine's largest commercial real estate brokerage and development firm, specializing in the sale and leasing of commercial/industrial properties and the brokerage of investment properties. Mr. Boulos is a past director of Junior Achievement, The Center for Dental Health, and The Portland Symphony Orchestra. He is also a past Chairman of both the Cumberland County Civic Center and Catholic Charities Maine Board of Directors. Mr. Boulos is a member of the Portland Chamber of Commerce, the Maine Commercial Association of Realtors, the National Association of Realtors, a Trustee of Mercy Hospital, and Director of Wayneflete School.

     JOHN D. DOHERTY is the President and Chief Executive Officer of the Company and the Bank. He was elected President of the Bank in April 1986. As President, Mr. Doherty is responsible for the day-to-day operations of the Bank and reports on the Bank's operations directly to the Board of Directors. Commencing April 1, 1992, Mr. Doherty also became the Chief Executive Officer of the Bank. Mr. Doherty also serves as the president and a director of the Bank's subsidiaries, Central Securities Corporation and Central Preferred Capital Corporation. He has been employed by the Bank in various capacities since 1981. Mr. Doherty holds an M.B.A. degree from Boston University and a B.A. in Business Administration from Babson College. Mr. Doherty is Chairman of the Co-operative Central Bank and a Trustee of the Co-operative Bank Employee Retirement Association. He is a member of the Somerville Kiwanis Club, a former director of the Somerville Chamber of Commerce, former Treasurer of the Woburn Development Corporation and a former member of the Somerville High School Scholarship Committee, the Woburn Kiwanis Club, and the Needham Business Association, a past president of the Economy Club of Cambridge and a former Lieutenant of the Hamilton Auxiliary Police. Mr. Doherty is the son of Chairman of the Board Joseph R. Doherty.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth the information, including the ages, as of the Record Date with respect to executive officers of the Company who do not serve on the Board of Directors. Executive officers are appointed annually by the Board of Directors

     DAVID W. KEARN, 60, joined the Bank in June 1993 as Senior Vice President - Retail Banking. From 1990 to 1993, Mr. Kearn was a Vice President of Loan Administration at Somerset Savings Bank, Somerville, Massachusetts and was Senior Vice President/Branch Administration at United States Trust Company from 1987 to 1990. He serves on the Board of Directors of the Somerville Boys Club. He also serves as a director of the Bank's subsidiaries, Central Securities Corporation and Central Preferred Capital Corporation.

     MICHAEL K. DEVLIN, 51, joined the Bank in February 2002 as Senior Vice President, Treasurer and Chief Financial Officer. He also serves as a director and treasurer of the Bank's subsidiary, Central Securities Corporation. From 1997 until joining the Bank, Mr. Devlin, who is a Certified Public Accountant, was a Financial Consultant to the banking industry in Massachusetts. Between 1973 and 1997, he was a member of the accounting and business advisory practice of Arthur Andersen LLP, where he served as a partner for 11 years.

     PAUL S. FEELEY, 55, joined the Bank in July 1997 as Senior Vice President, Treasurer and Chief Financial Officer and became Senior Vice President and Chief Information Officer in February 2002. Mr. Feeley is a member of the Financial Managers Society of which he is a former local chapter President and National Director. He is also a member of the Massachusetts Society of CPAs and serves on its Financial Institutions Committee. From 1993 to 1997, Mr. Feeley was Senior Vice President and Treasurer of Bridgewater Credit Union. Prior to 1993, Mr. Feeley was Senior Vice President, Chief Financial Officer and Clerk of the Corporation at The Cooperative Bank of Concord, Acton, Massachusetts. Mr. Feeley also serves as a director and treasurer of Central Preferred Capital Corporation.

     WILLIAM P. MORRISSEY, 74, joined the Bank in November 1992 as Senior Vice President for Corporate Affairs representing the Bank in outside banking and business organizations. Mr. Morrissey is chairman of the Board of the Federal Home Loan Bank of Boston. Prior to 1986, Mr. Morrissey served as Executive Vice President for Corporate Affairs at The Boston Five Cents Savings Bank, and as Deputy Commissioner of Banks for the Commonwealth of Massachusetts.


--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the year ended March 31, 2002, the Board of Directors of the Company held 12 meetings, and the Board of Directors of the Bank met 12 times. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of committees on which the director served during this period.

     A Nominating Committee consisting of Directors Terence D. Kenney, Nancy D. Neri and Gregory W. Boulos met once to nominate the nominees for Directors to be voted on at the Annual Meeting. The Company's Articles of Organization provide the procedures for making nominations and states, among other things, that any stockholder nomination to the Board of Directors must be made in writing and delivered or mailed to the Secretary of the Company not less than 30, nor more than 60 days prior to the meeting of stockholders called for the election of directors.

     The Bank's Finance Committee serves as an Audit Committee. This Committee meets monthly to review reports prepared by the Company's accounting staff as well as by its internal auditing firm. In addition, the Finance Committee selects the Company's independent auditors with whom it meets to review the results of the Company's annual audit. The members of the Finance Committee are Directors Gregory W. Boulos (Chairman), Terence D. Kenney, Nancy D. Neri and John G. Quinn. All of the members of the Audit Committee are independent within the meaning of the National Association of Securities Dealers, Inc.'s listing standards. The Company's Audit Committee has adopted a written charter, a copy of which was included as an appendix to the Company's proxy statement for the 2001 Annual Meeting of Stockholders. This Committee met 12 times during the year ended March 31, 2002.

     The Finance Committee (as listed above) also serves as a compensation committee and reviews various personnel issues such as wage and salary programs and incentive compensation. During the year ended March 31, 2002, the Finance Committee met two times in its capacity as a compensation committee.

--------------------------------------------------------------------------------
                              DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     Directors of the Company are each paid a fee of $450 per Board meeting attended. The Chairmen of the Finance Committee and the Security Committee each are paid a fee of $660 for each meeting of the respective committee which they attend in their capacities as chairman. Members of both the Finance and Security Committees each receive a fee of $350 per meeting attended. The President does not receive any director's or committee fees. Director Terence D. Kenney receives an additional $567 per month as a consulting fee for services rendered in connection with the Bank's Woburn branches. Chairman Doherty receives $800 per meeting as a Director and a member of the Security Committee.

     The Company has established a Deferred Compensation Plan for Non-Employee Directors pursuant to which directors who are not employees of the Company or the Bank are eligible to defer all or a portion of their director fees. Deferred fees are credited to an account in a grantor trust and invested in shares of the Common Stock. Shares allocated to a director's account are to be paid out in equal annual installments over a three-year period beginning six months after the director ceases to be a director. Shares held in the Deferred Compensation Plan for Non-Employee Directors are voted by the trustees in accordance with the direction of the Board of Directors. During the year ended March 31, 2002, 1,100 and 403 shares were credited to the accounts of Directors Boulos and Neri, respectively, who were the only directors participating in the Deferred Compensation Plan for Non-Employee Directors.

--------------------------------------------------------------------------------
                    EXECUTIVE COMPENSATION AND OTHER BENEFITS
--------------------------------------------------------------------------------

     SUMMARY COMPENSATION TABLE. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each other executive officer of the Company whose salary and bonus earned in fiscal year 2002 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers").

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                            ------------
                                                                                               AWARDS
                                                 ANNUAL COMPENSATION                        ------------
                                            ---------------------------------------          SECURITIES
      NAME AND                      FISCAL                            OTHER ANNUAL           UNDERLYING       ALL OTHER
PRINCIPAL POSITION                  YEAR    SALARY        BONUS(1)   COMPENSATION(2)          OPTIONS      COMPENSATION(3)
------------------                  ----    ------        --------   ---------------          -------      ---------------
John D. Doherty                     2002    $  272,160    $     --       $      --                --        $ 31,842
  President and Chief               2001       259,200      51,760              --            12,573           32,401
  Executive Officer                 2000       244,915      45,000              --            13,066           29,731

David W. Kearn                      2002       133,505          --              --                --           20,644
  Senior Vice President/            2001       127,148      20,343              --             4,354           23,311
  Lending and Retail Banking        2000       121,536      20,000              --             4,524           21,929

Paul S. Feeley                      2002       124,405          --              --                --           12,874
  Senior Vice President/            2001       120,781      14,493              --             2,757           15,299
  Chief Information Officer         2000       114,942      10,000              --             2,865           15,873

William P. Morrissey                2002       121,133          --              --                --           19,359
  Senior Vice President for         2001       115,365      13,843              --             2,634           21,450
  Corporate Affairs                 2000       109,731      10,000              --             2,736           19,316

_____________
(1) Reflects fiscal year for which bonus was earned. For fiscal 2002, no bonus was earned under the Bank's Management Incentive Plan.
(2) Does not include perquisites which totaled less than ten percent of annual salary and bonus.
(3)  For  fiscal  year  2002,  consists  of  $4,250,  $2,625,  $636 and  $2,625, respectively, in Company contributions to the defined contribution retirement plan, $1,123, $1,207, $1,207 and $1,207, respectively, in paid life insurance premiums and the value of 1,195, 759, 498 and 701 shares, based on $22.15 per share (the last reported sale price of such shares on the effective date of the allocation, October 31, 2001), allocated to the ESOP accounts of Messrs. Doherty, Kearn, Feeley and Morrissey, respectively.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES. The following table sets forth information regarding option exercises during the last fiscal year and the values of options held by the Named Executive Officers at the end of fiscal year 2002.

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                            SHARES                        OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END (2)
                          ACQUIRED ON          VALUE      ---------------------------        ------------------------
NAME                       EXERCISE         REALIZED(1)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                       --------         -----------   -----------    -------------    -----------     -------------
John D. Doherty             25,000           $ 116,010      25,639            --          $ 237,869       $      --
David W. Kearn                --                --           8,878            --             82,369              --
Paul S. Feeley                --                --           5,622            --             52,160              --
William P. Morrissey          --                --           5,370            --             49,824              --

--------
(1) Based on the difference between the aggregate exercise price and aggregate market value of shares acquired as of the date of exercise.
(2) Value is based on the difference between the aggregate market value of shares underlying the unexercised in-the-money options at March 31, 2002 ($27.75 per share based on the closing sale price reported on the Nasdaq National Market SM) and the aggregate exercise price of these options. Options are considered in-the-money if the value of the underlying securities exceeds the exercise price of the options.

     EMPLOYMENT, CONSULTING AND SEVERANCE AGREEMENTS. The Bank has entered into an employment agreement (the "Employment Agreement") with John D. Doherty, President. The Employment Agreement provides for a term of five years and an automatic annual extension of the term of employment for an additional one-year period beyond the then-effective expiration date unless either the Bank or Mr. John D. Doherty gives written notice that the Employment Agreement will not be extended further. The current base annual salary of John D. Doherty is $272,160. The Employment Agreement also provides for annual salary review by the Board of Directors, as well as inclusion of Mr. John D. Doherty in any discretionary bonus plans, customary fringe benefits, vacation and sick leave and disability payments of the Bank. The Employment Agreement is terminated upon death and is terminable by the Bank for "just cause" as defined in the Employment Agreement. If the Bank terminates Mr. John D. Doherty without just cause, he is entitled to a continuation of his salary for the remaining term of the Employment Agreement. Mr. John D. Doherty may terminate the Employment Agreement upon 90 days notice to the Bank.

     The Employment Agreement provides that in the event of his involuntary termination of employment in connection with, or within three years after, any change in control of the Bank or the Company, Mr. John D. Doherty will be paid within 10 days of such termination an amount equal to the difference between (i)
2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under
Section 280G(b)(2) of the Internal Revenue Code, that Mr. John D. Doherty receives on account of the change in control. The term "change in control" is defined as the acquisition, by any person or entity, of the ownership, holding or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, under the Employment Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement also provides for a similar lump sum payment to be made in the event of Mr. John D. Doherty's voluntary termination of employment within three years following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Mr. John D. Doherty, including (i) the requirement that he perform his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in his base compensation as in effect prior to the change in control, (iii) the failure of the Bank to provide Mr. John D. Doherty with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to Mr. John D. Doherty of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between Mr. John D. Doherty and the Bank, as to the terms or interpretation of the Employment Agreement, Mr. John D. Doherty will be reimbursed for all reasonable expenses arising from such dispute. Payments made under these "change in control" provisions are in lieu of any rights to which Mr. John D. Doherty would be entitled in the event his employment was terminated without just cause. If the change in control provisions had been triggered as of March 31, 2002, Mr. John D. Doherty would have received up to approximately $850,000.

     In connection with Joseph R. Doherty's retirement as Chief Executive Officer of the Bank effective March 31, 1992, the Bank and Joseph R. Doherty entered into a Consulting Agreement whereby the Bank retained Mr. Doherty as a consultant to the Bank and its Board of Directors and as Chairman of the Board. Pursuant to the Consulting Agreement, Mr. Doherty receives $100,000 annually in addition to use of an office and secretary, reimbursement for certain business-related dues and expenses, group health and life insurance benefits for him and his dependents and use of an automobile. The Consulting Agreement currently provides for a term of one year and is subject to automatic annual extensions for additional one-year periods, unless written notice from the Bank or Mr. Doherty directs otherwise. Mr. Doherty's Consulting Agreement may be terminated by the Board of Directors at any time for "just cause," as defined in the Consulting Agreement. In addition, the Board may terminate Mr. Doherty at any time for reasons other than "just cause," however, under such circumstances Mr. Doherty shall be entitled to the salary and benefits payable under the Consulting Agreement until its expiration. Mr. Doherty may terminate the Consulting Agreement upon giving the Board of Directors 60 days prior written notice. During fiscal 2002, Mr. Doherty waived the receipt of all compensation and the use of the automobile under this Consulting Agreement due to health reasons. He did receive directors fees of $10,050 for Board meetings attended during fiscal 2002 and health and life insurance benefits in the amount of $3,437 and $1,146, respectively.

     The Bank has entered into severance agreements (the "Severance Agreements") with David W. Kearn, Senior Vice President/Lending & Retail Banking, Michael K. Devlin, Senior Vice President, Treasurer, and Chief Financial Officer, Paul S. Feeley, Senior Vice President/Chief Information Officer and William P. Morrissey, Senior Vice President for Corporate Affairs. The Severance Agreements each provide for a term of three years and an automatic annual extension of the term of employment for an additional one-year period beyond the then-effective expiration date, unless either the Bank or Messrs. Kearn, Devlin, Feeley or Morrissey gives written notice that the Severance Agreement will not be extended further. The Severance Agreements provide that in the event of their involuntary termination of employment in connection with, or within one year after, any change in control of the Company or the Bank, Messrs. Kearn, Devlin, Feeley and Morrissey will be paid within 10 days of such termination an amount equal to two times their annual base salary at the rate just prior to the change in control provided, however, the amount received shall in no event exceed the difference between (i) 2.99 times their "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that they receive on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership, holding, or power to vote more than 25% of the Company's or the Bank's voting stock, the control of the election of a majority of the Company's or the Bank's directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Severance Agreements also provide for a similar lump sum payment in the event of Messrs. Kearn's, Devlin's, Feeley's or Morrissey's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Messrs. Kearn, Devlin, Feeley or Morrissey, including (i) the requirement that they perform their principal executive functions more than 35 miles away from their primary office, (ii) a reduction in the their base compensation as in effect prior to the change in control, (iii) the failure of the Company or the Bank to provide them with compensation and benefits substantially similar to those provided to them at the time of the change in control under any employee benefit plans in which they become a participant, (iv) the assignment to them of material duties and responsibilities other than those normally associated with their position with the Bank, and (v) a material reduction in their authority and responsibility. In the event that a dispute arises between Messrs. Kearn, Devlin, Feeley or Morrissey and the Bank, as to the terms or interpretation of the Severance Agreements, they will be reimbursed for all reasonable expenses arising from such dispute. If the change in control provisions had been triggered as of March 31, 2002, Messrs. Kearn, Devlin, Feeley and Morrissey would have received up to approximately $267,000, $295,000, $249,000 and $242,000, respectively.

     PENSION PLAN. The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Bank's defined benefit pension plan based upon the pension plan formula for specified final average earnings and specified years of service.

     FINAL                                                YEARS OF SERVICE
    AVERAGE        -----------------------------------------------------------------------------------------------
    EARNINGS             10               15               20              25               30               35
    --------          --------          -------          -------         -------          -------          -------
   $ 25,000           $ 2,500           $ 3,750          $ 5,000         $ 6,250          $ 7,500          $ 8,750
     50,000             5,528             8,292           11,056          13,820           16,583           19,347
    100,000            13,028            19,542           26,056          32,570           39,083           45,597
    150,000            20,528            30,792           41,056          51,320           61,583           71,847
    175,000            24,278            36,417           48,556          60,695           72,833           84,972
    200,000            25,028            37,542           50,056          62,570           75,083           87,597
    250,000            25,028            37,542           50,056          62,570           75,083           87,597
    300,000            25,028            37,542           50,056          62,570           75,083           87,597

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the pension plan is $160,000. Final average earnings in excess of $228,973 are not covered under the pension plan for pre-1994 accruals, and final average earnings in excess of $180,000 are not covered under the pension plan for post-1993 accruals. "Final average earnings," which are based upon a participant's highest three consecutive years of compensation, consist of compensation that would appear under the "Salary" and "Bonus" columns of the Summary Compensation Table. Benefits under the pension plan become 100% vested over a six-year period, with 20% of such benefits vesting upon the completion of each of the second through sixth years of credited service under the pension plan. As of March 31, 2002, Messrs. Doherty, Kearn, Feeley and Morrissey had approximately 20, eight, four and nine years, respectively, of credited service under the pension plan. Benefits set forth in the preceding table are computed as a single life annuity and are not subject to any deduction for Social Security or other offset amounts.


--------------------------------------------------------------------------------
                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

     The Bank engages in transactions with affiliates of the Bank on the same terms and other conditions as those offered to unaffiliated parties. Loans by the Bank made to Directors, officers and employees are made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. Massachusetts law provides that co-operative banks are limited in the amount of money they may lend an officer of the Bank. These limits are $275,000 for a mortgage on a primary residence, $75,000 loans for educational purposes and $20,000 for all other types of loans in total. This restriction does not apply to non-officer employees of the Bank or to its outside Directors. Any loans existing prior to the implementation of this restriction are grandfathered. The same loans available to the public are available to Directors, officers and employees.

     In August, 2001, the Company agreed to lend the ESOP sufficient funds to acquire up to an additional 5% of the outstanding Common Stock. The ESOP's trustees are Directors Boulos and Kenney. As of March 31, 2002, the Company had lent the ESOP an aggregate of $199,000 which was the highest amount of indebtedness outstanding since the beginning of the 2002 fiscal year. The ESOP loan bears interest at the prime rate. In addition, the ESOP is indebted to the Bank in the amount of $107,000 on a loan originally made in 1997. From time to time, the Bank retains Santini, Inc., a firm controlled by members of Director Santini's immediate family, to perform various general contracting services. During fiscal 2002, the Bank paid Santini, Inc. a total of $145,420 for such services.


--------------------------------------------------------------------------------
             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     GENERAL. The function of administering the Company's executive compensation policies is currently performed by the Finance Committee of the Board of Directors, which is composed entirely of outside directors.

The Committee is responsible for developing and making recommendations to the Board concerning compensation paid to the Chief Executive Officer and each of the other executive officers and for overseeing all aspects of the Company's executive compensation program, including employee and executive benefit plans. Because the Company does not have any executive officers who are not also executive officers of the Bank, this discussion refers to the executive officers of the Bank, rather than the Company.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Committee has sought to design and implement an executive compensation program that will achieve the following goals:

     o attract and retain qualified executives through competitive base salaries and benefits;
     o motivate executive management to achieve short-term corporate performance goals through cash incentives; and
     o align the interests of senior management with those of stockholders and promote the long-term performance of the Bank through equity incentives.

     To achieve these goals, the Committee has incorporated the following elements into the Bank's executive compensation program:

     Base Salaries and Benefits. Working with outside consultants, the Committee has sought to develop a competitive salary and benefit structure for the Bank's executive officers. Based on surveys of compensation practices at similarly sized institutions in the northeastern United States, the Committee has established recommended salary ranges for each position level. The salary structure has been developed so that the midpoint for each salary range approximates the competitive market midpoint for the range. Salaries are reviewed and adjusted within the range annually based on competitive considerations. The Committee seeks to maintain the competitiveness of its salary structure by reviewing a comprehensive analysis of market compensation practices at least every two years.

     Management Incentive Program. During the 2002 fiscal year, the Bank adopted a management incentive program which provides cash incentives payments to eligible members of management provided that certain corporate performance criteria are met. Under the Incentive Plan, eligible officers may receive bonuses equal to a specified percentage of their salary provided that various corporate performance goals have been satisfied. Performance goals for fiscal 2002 focused on Bank profitability. The Incentive Plan provides for increased incentives if corporate performance goals are exceeded.

     Stock Options. To better align the interests of management with those stockholders and to promote long-term performance, the Committee has determined that specified senior officers should be compensated through grants of stock options based on their contribution to the achievement of corporate performance goals and individual merit. For each fiscal year, the Committee reserves a specified number of options for grant to eligible executive officers with one half of such options reserved for contribution grants and half for merit grants. All options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of ten years. Option grants, however, are discretionary with the Committee and no options were granted during fiscal 2002.

     Compensation of Chief Executive Officer. For fiscal year 2002, the Committee determined to increase the Chief Executive Officer's base salary by approximately 5% after considering a variety of factors, including the salary ranges previously established, the relative positions of the Chief Executive Officer and other executive officers within those ranges and an analysis of salaries being paid by Northeast commercial banks and savings institutions in the asset range of $250 million to $500 million. Based on the Bank's performance relative to the targets established under the Management Incentive Plan, the Chief Executive Officer did not receive a cash bonus.

                        MEMBERS OF THE FINANCE COMMITTEE
                        (which serves as the Compensation Committee)

                        GREGORY W. BOULOS
                        TERENCE D. KENNEY
                        NANCY D. NERI
                        JOHN G. QUINN

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company and Bank had no "interlocking" relationships existing on or after January 1, 1997 in which (i) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Finance Committee of the Bank, (ii) any executive officer of the Bank served as a director of another entity, one of whose executive officers served on the Finance Committee of the Bank, or (iii) any executive officer of the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Bank's Board of Directors. No member of the Finance Committee of the Board of Directors of the Company or the Bank was (a) an officer or employee of the Company or the Bank or any of its subsidiaries during the fiscal year ended March 31, 2002, (b) (other than Director Kenney) a former officer of the Company or the Bank or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% stockholder, or immediate family member of the foregoing) of the Company or the Bank and directly or indirectly engaged in transactions with the Bank or any subsidiary involving more than the $60,000 during the fiscal year ended March 31, 2002.

--------------------------------------------------------------------------------
                        SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------

         The following table sets forth, as of the Record Date, the beneficial ownership of the Common Stock by each of the Company's directors and Named Executive Officers, and by all directors and executive officers as a group.

                                                               BENEFICIAL OWNERSHIP (1)
                                                       ----------------------------------------------
                                                        NUMBER                     PERCENTAGE OF
NAME                                                   OF SHARES                SHARES OUTSTANDING(2)
----                                                   ---------                ---------------------
Marat E. Santini                                       2,363   (3)                     0.14%
John F. Gilgun, Jr.                                    1,575   (3)                     0.07%
John G. Quinn                                          1,200                           0.07%
Joseph R. Doherty                                     60,675   (4)                     3.72%
Terence D. Kenney                                      1,541   (3)(5)                  0.09%
Nancy D. Neri                                            200   (6)                     0.01%
Gregory W. Boulos                                      5,500   (5)(6)                  0.34%
John D. Doherty                                      141,530   (7)                     8.53%
David W. Kearn                                        14,706   (8)                     0.90%
Paul S. Feeley                                         7,610   (9)                     0.46%
William P. Morrissey                                  11,162   (10)                    0.68%

All directors and executive
  officers as a group (12 persons)                   249,804   (11)                   15.12%

-----------
(1) For definition of beneficial ownership, see footnote 1 to the table in "Principal Holders of Voting Securities."
(2) In calculating percentage ownership for a given individual or group of individuals, the number of shares of the Common Stock outstanding includes unissued shares subject to options exercisable within 60 days of the Record Date held by that individual or group.
(3)  Held jointly with his spouse.
(4) Shares held by the Joseph R. Doherty Family Limited Partnership, L.P. of which he is the sole general partner.
(5) Does not include 184,636 shares held by the ESOP, over which shares the ESOP Trustees, Directors Boulos and Kenney, may be deemed to have shared or sole voting and/or investment power.
(6) Excludes shares credited to their accounts in the Deferred Compensation Plan for Non-Employee Directors.
(7) Includes 12,661 shares of Common Stock allocated to his account in the ESOP. Mr. Doherty acquired a portion of his shares with funds borrowed from Joseph R. Doherty pursuant to a demand promissory note with a current principal balance of $1,062,360.
(8) Includes 5,828 shares allocated to his account in the ESOP and 8,878 shares which he has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(9) Includes 1,988 shares allocated to his account in the ESOP and 5,622 shares which he has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(10) Includes 5,792 shares allocated to his account in the ESOP and 5,370 shares which he has the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(11) Includes 19,870 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of the Record Date, 26,269 shares allocated to the ESOP accounts of directors and executive officers and 1,742 shares held by the trust for the Deferred Compensation Plan for Non-Employee Directors which are voted as directed by the Board of Directors. Does not include unallocated shares held by the ESOP, over which shares the ESOP Trustees may be deemed to have shared or sole voting and/or investment power.

--------------------------------------------------------------------------------
                          STOCK PRICE PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The graph and table which follow show the cumulative total return on the Common Stock of the Bank and the Company from March 31, 1997 through March 31, 2002 compared with the cumulative total return of (i) an index of Nasdaq commercial banks and (ii) the S&P 500 Index (the "S&P 500"). Cumulative total return on the stock or the index equals the total increase in value since March 31, 1997, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on March 31, 1997 in the Common Stock of the Bank and in each index. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index. Up to January 8, 1999, information is for the Common Stock of Central Co-operative Bank. After January 8, 1999, information is for the Common Stock of Central Bancorp, Inc.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PEFORMANCE OF SELECTED INDICES

     [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in the Nasdaq Bank Index and the S&P 500 Index. Line graph begins at March 31, 1997 and plots the cumulative return at March 31, 1998, 1999, 2000, 2001 and 2002. The plot points are provided below.]


                         3/31/97   3/31/98   3/31/99  3/31/00  3/31/01  3/31/02
                         -------   -------   -------  -------  -------  -------
Central Bancorp, Inc.     100.0     197.4     107.8     97.5    120.8    189.6
S&P 500                   100.0     148.3     176.1    208.3    163.0    163.6
NASDAQ Bank Index         100.0     160.8     131.1    120.5    143.5    176.1

--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors has heretofore renewed the Company's arrangements with KPMG LLP, independent public accountants, to be its auditors for the 2003 fiscal year. A representative of KPMG LLP will be present at the Annual Meeting to respond to questions from stockholders and will have the opportunity to make a statement if he or she so desires.

     AUDIT FEES. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2002 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended March 31, 2002 were $114,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended March 31, 2002, the Company did not retain KPMG LLP to provide advice to the Company regarding financial information systems design and implementation.

     ALL OTHER FEES. For the fiscal year ended March 31, 2002, the aggregate fees paid by the Company to KPMG LLP for all other services (other than audit services and financial information systems design and implementation services) were $40,350 including $36,150 for tax services.


--------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed under Statement of Auditing Standards No. 61 ("SAS 61"). In addition, the Audit Committee received from KPMG LLP the written disclosures and the letter required to be delivered by KPMG LLP under Independence Standards Board Standard No. 1 ("ISB Standard No. 1") and has discussed with representatives of KPMG LLP their independence.

     The Audit Committee has reviewed the non-audit services currently provided by the Company's independent auditors and has considered whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors.

     Based on its review of the financial statements, its discussion with KPMG LLP regarding SAS 61, and the written materials provided by KPMG LLP under ISB Standard No. 1 and the related discussion with KPMG LLP of their independence, the Audit Committee has recommended that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the Securities and Exchange Commission.

                                  FINANCE COMMITTEE

                                  GREGORY W. BOULOS
                                  TERENCE D. KENNEY
                                  NANCY D. NERI
                                  JOHN G. QUINN

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from such persons that no annual report of changes in beneficial ownership were required, the Company believes during the fiscal year ended March 31, 2002 and the prior fiscal year all Reporting Persons have complied with these reporting requirements, except for Mr. Gilgun who was late reporting one transaction.

--------------------------------------------------------------------------------
                            EXPENSES OF SOLICITATION
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation. The Company has retained Georgeson Shareholder Communications ("Georgeson") to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee estimated at $50,000 plus expenses. It is anticipated that approximately 25 persons will be used by Georgeson in its solicitation efforts. Total expenditures for the solicitation of proxies (including fees of attorneys, accountants, public relations or financial advisors, solicitors, printing, transportation and other costs incidental to the solicitation but excluding the amount normally expended for a solicitation for an election of directors) are estimated to be $________, and total cash expenditures to date have been approximately $25,000. Annex A hereto sets forth certain information relating to the Company's directors and executive officers who may be soliciting proxies on the Company's behalf.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The Company's 2002 Annual Report to Stockholders, including financial statements prepared in conformity with generally accepted accounting principles, has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials nor as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO
STOCKHOLDERS UPON WRITTEN REQUEST TO RHODA K. ASTONE, SECRETARY AND CLERK, CENTRAL BANCORP, INC., 399 HIGHLAND AVENUE, SOMERVILLE, MASSACHUSETTS 02144.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 399 Highland Avenue, Somerville, Massachusetts no later than May __, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Stockholder proposals to be considered at such Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Secretary and Clerk of the Company at the above address, not less than 30 days nor more than 60 days prior to the date of any such Annual Meeting.



                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     RHODA K. ASTONE
                                     SECRETARY AND CLERK
Somerville, Massachusetts
August __, 2002

                                     ANNEX A

       INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EXECUTIVE OFFICERS
                   OF THE COMPANY WHO MAY ALSO SOLICIT PROXIES


PARTICIPANTS IN THE COMPANY'S PROXY SOLICITATION

     The following table sets forth certain information with respect to each director and executive officer of the Company who may assist in soliciting proxies from the Company's stockholders. The principal occupation or employment of each such person and the name and principal business of any corporation or organization in which such employment is carried on are set forth under the caption "Proposal I - Election of Directors" in this Proxy Statement which also contains additional biographical and other information concerning each such person. Unless otherwise indicated below, the principal business address of each such person is 399 Highland Avenue, Somerville, Massachusetts 02144.

         NAME                                BUSINESS ADDRESS
         ----                                ----------------
         John D. Doherty                            *

         Joseph R. Doherty                          *

         Terence D. Kenney                          *

         Gregory W. Boulos               CB Richard Ellis/The Boulos Company
                                         One Canal Plaza
                                         Portland, Maine  04101

         John F. Gilgun, Jr.             John F. Gilgun Agency
                                         11 Ledgewood Road
                                         Woburn, Massachusetts 01801

         Nancy D. Neri                   George L. Doherty Funeral Service, Inc.
                                         855 Broadway
                                         Somerville, Massachusetts  02144

         John G. Quinn                   Quinn Printing Company, Inc.
                                         165 Needham Street
                                         Newton, Massachusetts 02464

         Marat E. Santini                Santini, Inc.
                                         60 Dudley Street
                                         Arlington, Massachusetts 02476

         David W. Kearn                             *

         Michael K. Devlin                          *

         Paul S. Feeley                             *

         William P. Morrissey                       *

-----------
* Principal business address is Central Bancorp, Inc., 399 Highland Avenue Somerville, MA 02144

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS AND ASSOCIATES

     Information regarding the amount of each class of the Company's securities beneficially owned by each Director and Named Executive Officer is set forth under the caption "Security Ownership of Management' in this Proxy Statement. Mr. Devlin does not currently own any securities of the Company. Information regarding the security ownership of the Central Co-operative Bank Employee Stock Ownership Plan ("ESOP") Trust which may be deemed an associate of its trustees, Messrs. Kenney and Boulos, is set forth under "Principal Holders of Voting Securities." The Grantor Trust for the Central Bancorp, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan Trust") may also be deemed an associate of Messrs. Kenney and Boulos and Ms. Neri who serve as its trustees. The Deferred Compensation Plan Trust owns 1,503 shares of the Common Stock. The address of the ESOP Trust and Deferred Compensation Plan Trust are each 399 Highland Avenue, Somerville, MA 02114. None of the Company, its directors or any executive officer named in this Annex owns any shares of Common Stock of record but not beneficially, except to the extent that the trustees of the ESOP and Deferred Compensation Plan Trust may be considered the record holders of shares held by those trusts. Each director and executive officer other than Mr. Devlin owns one share of preferred stock in the Bank's subsidiary, Central Preferred Capital Corporation.

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY PARTICIPANTS

     The following table sets forth information with respect to all purchases and sales of shares of the Company's Common Stock by directors and executive officers during the past two years. No information is given with respect to transfers by gift, allocations of shares to accounts in the ESOP or grants of stock options under the Option Plan.

                                                              NUMBER OF SHARES
                                                              PURCHASED (SOLD)            DATE
                                                              -----------------           ----
                  John D. Doherty...........................        405  (1)            8/29/00
                                                                    862  (1)            2/20/01
                                                                 18,000  (2)            6/06/01
                                                                  7,000  (2)           12/04/01
                                                                 25,639  (2)            7/11/02

                  Joseph R. Doherty.........................        661  (1)            8/29/00
                                                                    592  (1)            2/20/01
                                                                  6,700  (1)            9/25/01
                                                                    300  (1)           11/27/01

                  John F. Gilgun, Jr........................        500  (1)           11/19/01

                  Marat E. Santini..........................         13  (3)           11/17/00
                                                                     12  (3)            2/15/01
                                                                     12  (3)            5/18/01
                                                                      9  (3)            8/17/01
                                                                     10  (3)           11/16/01
                                                                      8  (3)            2/15/02
                                                                      8  (3)            5/17/02

     -----------
     (1) Open market transaction.
     (2) Acquisition of shares upon exercise of stock options.
     (3) Dividend reinvestment through Central Bancorp, Inc. Dividend Reinvestment Plan

                                      A-2

CERTAIN ADDITIONAL INFORMATION REGARDING PARTICIPANTS

     Other than as disclosed in this Annex or in the Proxy Statement, none of the Company, any of its directors or any executive officers named in this Annex owns any securities of the Company or any subsidiary thereof, beneficially or of record, has purchased or sold any of such securities within the last two years, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Annex or in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors and executive officers named in this Annex, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted upon at the Annual Meeting.

     Other than as disclosed in this Annex or in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors or executive officers named in this Annex is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any class of securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Other than as set forth in this Annex or in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors or executive officers named in this Annex, or any of their associates, has had or will have a direct or indirect material interest in any transactions or series of transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

     Other than as set forth in this Annex or in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors or executive officers named in this Annex, or any of their associates, has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

[x]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

         --------------------------------
             CENTRAL BANCORP, INC.              1. The election as directors of all nominees listed
                                                   below (except as noted to the contrary).
         --------------------------------

               COMMON STOCK

Mark box at right if you plan to attend the Annual Meeting.[ ]                                 For All    With-   For All
                                                                                               Nominees   hold    Except
Mark box at right if an address change or comment has [ ]           (01) Marat E. Santini        [ ]      [ ]      [ ]
been noted on the reverse side of this card.                        (02) John F. Gilgun, Jr.     [ ]      [ ]      [ ]
                                                                    (03) John G. Quinn           [ ]      [ ]      [ ]
CONTROL NUMBER:
RECORD DATE SHARES:
                                                               NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A
                                                               PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND
                                                               STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S)
                                                               IN THE LIST ABOVE. YOUR SHARES WILL BE VOTED FOR THE
                                                               REMAINING NOMINEE(S).

                                                               Should the undersigned be present and elect to vote at the
                                                               Annual Meeting or at any adjournment thereof and after
                                                               notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

                                                               The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of Notice of the Meeting, a Proxy
                                                               Statement dated August __, 2002, and the Company's Annual Report to Stockholders.

                                                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                                                               LISTED NOMINEES.


                                            |----------------------------
Please be sure to sign and date this Proxy  |  Date                     |
-------------------------------------------------------------------------
|                                                                       |
-------------------------------------------------------------------------
Stockholder Sign here                     Co-owner sign here



DETACH CARD                                                                                      DETACH CARD

                              CENTRAL BANCORP, INC.
REVOCABLE PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 30, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John D. Doherty and Gregory W. Boulos, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Central Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at _________________________, ____________________, __________, Massachusetts on
Monday, September 30, 2002, at __:__ _.m. and at any and all adjournments thereof, as follows on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

--------------------------------------------------------------------------------
|   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED   |
|                          POSTAGE-PREPAID ENVELOPE.                           |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
|    Please sign exactly as your name appears on this card. When signing as    |
|    attorney,  executor,  administrator,  trustee or guardian, please give    |
|    your full title. If shares are held jointly, each holder should sign.     |
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

______________________________              ___________________________________


______________________________              ___________________________________


______________________________              ___________________________________